February 27, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by J&B Funds
(Commission File Number 333-43554) (copy attached), which we understand will be filed with the Commission, pursuant to
Item 77K of Form N-SAR, as part of the Company's Form
N-SAR report dated
February 27, 2004. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP





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PricewaterhouseCoopers LLP
Suite 1300
650 Third Ave. S.
Minneapolis MN 55402
Telephone (612) 596 6000
Facsimile (612) 373 7160
Direct phone 612-596-6333